UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2017
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1947 Briarfield Boulevard, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
__________________________________________

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers
The Andersons, Inc. announced today that Jeffrey C. Blair will join the company as the President of the Plant Nutrient Group effective December 4, 2017. Blair will lead the entire Plant Nutrient Group, which includes several diverse product lines and businesses. Blair replaces Bill Wolf who previously announced his retirement. Blair and Wolf will work together through the end of the year to ensure a smooth leadership transition.
Blair joins The Andersons from Intrepid Potash, Inc., where he served as the Vice President of Sales and Marketing. Before Intrepid, Jeff served in a variety of business and legal roles for Orica Mining Services and Holme Roberts & Owen, a Denver-based international law firm. Jeff began his career as a Ranger-qualified Airborne Infantry Officer with the U.S. Army, serving with the U.S.’s quick reaction force for Europe and Africa. He later led intelligence teams in deployments to Bosnia and Afghanistan, the last of which was as the Military Intelligence Detachment Commander for the U.S. Special Forces.
Blair received his Bachelor of Arts in Political Economy from Princeton University and obtained his Juris Doctor from the University of Colorado.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

November 16, 2017	By:	/s/ Naran U. Burchinow

Name: Naran U. Burchinow
Title: General Counsel & Secretary